Exhibit 99.1

INVESTOR  RELATIONS (602)264-1375

SOUTHERN COPPER CORPORATION (“SCC”)

DIVIDEND ANNOUNCEMENT

October 18, 2018 — Southern Copper Corporation (NYSE and LSE: SCCO) announced today a quarterly dividend of $0.40 per share of common stock, payable on November 21, 2018, to shareholders of record at the close of business on November 7, 2018.

Southern Copper Corporation is one of the largest integrated copper producers in the world and has the largest copper reserves of the industry. We are a NYSE and Lima Stock Exchange listed company that is 88.9% owned by Grupo Mexico, a Mexican company listed on the Mexican Stock Exchange. The remaining 11.1% ownership interest is held by the international investment community. We operate mining units and metallurgical facilities in Mexico, Peru and conduct exploration activities in Argentina, Chile, Ecuador, Mexico and Peru.

RELACIONES CON INVERSIONISTAS (602) 264-1375

SOUTHERN COPPER CORPORATION (“SCC”)

ANUNCIO DE DIVIDENDO

18 de octubre de 2018 — Southern Copper Corporation (NYSE y BVL: SCCO) anunció hoy el pago de un dividendo trimestral de $0.40 dólares por acción, pagadero el 21 de noviembre de 2018 a los accionistas registrados al cierre de las operaciones del día 7 de noviembre de 2018.

Southern Copper Corporation es uno de los mayores productores mundiales integrados de cobre y tiene las mayores reservas de cobre de la industria. Somos una compañía listada en las Bolsas de Valores de Nueva York y Lima, Perú, cuya propiedad en un 88.9% le pertenece a Grupo México, una compañía mexicana listada en la Bolsa Mexicana de Valores.  El 11.1% restante lo mantiene la comunidad internacional de inversionistas. Operamos minas y complejos metalúrgicos en México y Perú y llevamos a cabo actividades de exploración en Argentina , Chile, Ecuador, México y Perú.